EXHIBIT "99.1"

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: American Realty Investors, Inc. Investor Relations Gene Bertcher (800) 400-6407 investor.relations@americanrealtyinvest.com

American Realty Investors, Inc. Reports Third Quarter 2014 Results

Dallas (November 13, 2014) — American Realty Investors, Inc. (NYSE:ARL), a Dallas-based real estate investment company, today reported results of operations for the third quarter ended September 30, 2014. ARL announced today that the Company reported net loss applicable to common shares of $1.7 million or $0.13 per diluted earnings per share, as compared to a net loss applicable to common shares of $7.0 million or $0.62 per diluted earnings per share for the same period ended 2013.

Management's efforts to enhance the value of our overall portfolio has resulted in the continuing improvement in the Company's results of operations. We continue to see growth in the multifamily market with increasing rents, stable operating expenses, and an occupancy rate over 93%. We are diligent in our mission to provide high-quality living opportunities to our tenants.

In our commercial portfolio, we are seeing the benefit of our efforts with new leases executed and increasing rents as first year concessions expire. We believe that we will continue to see growth in our commercial portfolio as the economic conditions improve and we capitalize on the influx of attractive prospects in the pipeline.

Our ability to take advantage of lower-interest rate mortgages available has reduced our monthly obligations and increased cash flow within our multifamily portfolio.

The positive results of operations has allowed the Company to invest in mortgage receivables in various multifamily projects not under the Company's ownership. We will continue to invest in the multifamily market, as conditions are optimal for achieving a high return on our investment.

Rental and other property revenues were slightly lower for the three months ended September 30, 2014, as compared to the same period in the prior year. This was mainly attributable to our commercial portfolio, which was lower in the current period related to some prior year larger square-foot tenants downsizing or moving out and first year lease specials for new tenants. Rental revenue from our apartment portfolio increased in the current period as we continue to excel with high occupancy rates and increasing rental rates.

Property operating expenses were $10.8 million for the three months ended September 30, 2014, representing an increase of $0.4 million as compared to the same period in the previous year. Operating expenses have remained consistent with prior periods due to labor efficiencies and improvements in preventative maintenance across the portfolio, with only an increase in real estate taxes as a result of the increase in the value of our portfolio and some non-recurring repair projects completed in the current period.

Interest income was $5.1 million for the three months ended September 30, 2014, representing an increase of $1.3 million as compared to the same period in the prior year. During the current quarter, we invested $17.3 million in mortgage receivables which would increase the basis for our interest income.

About American Realty Investors, Inc.

American Realty Investors, Inc., a Dallas-based real estate investment company, holds a diverse portfolio of equity real estate located across the U.S., including office buildings, apartments, shopping centers and developed and undeveloped land. The Company invests in real estate through direct ownership, leases and partnerships and invests in mortgage loans on real estate. The Company also holds mortgage receivables. For more information, visit the Company's website at www.americanrealtyinvest.com.

AMERICAN REALTY INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(dollars in thousands, except per share amounts)
Revenues:
Rental and other property revenues (including $175 and $165 for the three months and $525 and $497 for the nine months ended 2014 and 2013, respectively, from related parties)	$19,326	$19,530	$57,986	$57,810

Expenses:
Property operating expenses (including $171 and $178 for the three months and $484 and $550 for the nine months ended 2014 and 2013, respectively, from related parties)	10,766	10,387	30,677	29,107
Depreciation and amortization	4,463	4,053	13,099	11,820
General and administrative (including $926 and $878 for the three months and $2,686 and $2,765 for the nine months ended 2014 and 2013, respectively, from related parties)	1,590	1,867	6,770	5,911
Provision on impairment of notes receivable and real estate assets	-	1,125	-	1,926
Net income fee to related party	(186)	55	514	159
Advisory fee to related party	2,225	2,584	6,670	7,625
Total operating expenses	18,858	20,071	57,730	56,548
Operating income (loss)	468	(541)	256	1,262

Other income (expenses):
Interest income (including $4,699 and $3,718 for the three months and $14,693 and $10,574 for the nine months ended 2014 and 2013, respectively, from related parties)	5,106	3,778	15,264	10,831
Other income	1,332	59	1,738	2,734
Mortgage and loan interest (including $978 and $1,168 for the three months and $2,709 and $2,849 for the nine months ended 2014 and 2013, respectively, from related parties)	(9,053)	(9,130)	(26,573)	(27,152)
Deferred borrowing costs amortization	(848)	(247)	(2,078)	(2,672)
Loan charges and prepayment penalties	(1,044)	(49)	(2,626)	(4,166)
Loss on sale of investments	-	(275)	-	(283)
Earnings from unconsolidated subsidiaries and investees	320	69	266	256
Litigation settlement	(86)	(2,739)	3,666	(2,727)
Total other expenses	(4,273)	(8,534)	(10,343)	(23,179)
Loss before gain on land sales, non-controlling interest, and taxes	(3,805)	(9,075)	(10,087)	(21,917)
Gain on land sales	40	598	634	563
Net loss from continuing operations before taxes	(3,765)	(8,477)	(9,453)	(21,354)
Income tax benefit	786	402	5,030	8,561
Net loss from continuing operations	(2,979)	(8,075)	(4,423)	(12,793)
Discontinued operations:
Net income (loss) from discontinued operations	477	1,021	(454)	(970)
Gain on sale of real estate from discontinued operations	1,769	127	14,826	25,429
Income tax expense from discontinued operations	(786)	(402)	(5,030)	(8,561)
Net income from discontinued operations	1,460	746	9,342	15,898
Net income (loss)	(1,519)	(7,329)	4,919	3,105
Net (income) loss attributable to non-controlling interest	200	903	(1,170)	(803)
Net income (loss) attributable to American Realty Investors, Inc.	(1,319)	(6,426)	3,749	2,302
Preferred dividend requirement	(427)	(613)	(1,653)	(1,839)
Net income (loss) applicable to common shares	$(1,746)	$(7,039)	$2,096	$463

Earnings per share - basic
Net loss from continuing operations	$(0.24)	$(0.68)	$(0.59)	$(1.34)
Net income from discontinued operations	0.11	0.06	0.76	1.38
Net income (loss) applicable to common shares	$(0.13)	$(0.62)	$0.17	$0.04

Earnings per share - diluted
Net loss from continuing operations	$(0.24)	$(0.68)	$(0.59)	$(1.34)
Net income from discontinued operations	0.11	0.06	0.76	1.38
Net income (loss) applicable to common shares	$(0.13)	$(0.62)	$0.17	$0.04

Weighted average common shares used in computing earnings per share	13,619,647	11,525,389	12,231,146	11,525,389
Weighted average common shares used in computing diluted earnings per share	13,619,647	11,525,389	12,231,146	11,525,389

Amounts attributable to American Realty Investors, Inc.
Net loss from continuing operations	$(2,779)	$(7,172)	$(5,593)	$(13,596)
Net income from discontinued operations	1,460	746	9,342	15,898
Net income (loss) applicable to American Realty Investors, Inc.	$(1,319)	$(6,426)	$3,749	$2,302

AMERICAN REALTY INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	December 31,
	2014	2013
	(dollars in thousands, except share and par value amounts)
Assets
Real estate, at cost	$745,544	$799,698
Real estate held for sale at cost, net of depreciation ($2,066 for 2014 and $2,390 for 2013)	44,288	16,427
Real estate subject to sales contracts at cost, net of depreciation ($2,212 for 2014 and $1,949 for 2013)	19,594	27,598
Less accumulated depreciation	(125,352)	(143,429)
Total real estate	684,074	700,294
Notes and interest receivable
Performing (including $147,978 in 2014 and $145,754 in 2013 from related parties)	163,335	153,275
Non-performing	3,151	3,140
Less allowance for doubtful accounts (including $15,537 in 2014 and $15,809 in 2013 from related parties)	(18,279)	(19,600)
Total notes and interest receivable	148,207	136,815
Cash and cash equivalents	4,383	16,437
Restricted cash	28,813	32,929
Investments in unconsolidated subsidiaries and investees	4,137	3,789
Receivable from related party	22,930	14,086
Other assets	43,442	38,972
Total assets	$935,986	$943,322

Liabilities and Shareholders’ Equity
Liabilities:
Notes and interest payable	$597,469	$618,930
Notes related to assets held for sale	42,883	17,100
Notes related to subject to sales contracts	18,769	23,012
Deferred revenue (including $74,303 in 2014 and 2013 from sales to related parties)	76,148	76,148
Accounts payable and other liabilities (including $10,634 in 2014 and $15,394 in 2013 to related parties)	55,917	73,271
	791,186	808,461

Shareholders’ equity:
Preferred stock, Series A: $2.00 par value, authorized 15,000,000 shares, issued and outstanding 2,461,252 shares in 2014 and 3,353,954 shares in 2013 (liquidation preference $10 per share), including 900,000 shares in 2014 and 2013 held by ARL or subsidiaries. Series K: $2.00 par value, authorized, issued and outstanding 0 shares in 2014 and 135,000 shares in 2013 (liquidation preference $22 per share)	3,126	4,908
Common stock, $0.01 par value, authorized 100,000,000 shares; issued 14,443,404 shares in 2014 and 11,941,174 shares in 2013; outstanding 14,027,619 shares in 2014 and 11,525,389 shares in 2013; including 140,000 shares held by TCI (consolidated) in 2014 and 229,214 shares held by TCI (consolidated) in 2013.	141	115
Treasury stock at cost; 415,785 shares in 2014 and 2013	(6,395)	(6,395)
Paid-in capital	108,844	102,974
Retained earnings	(8,046)	(11,795)
Total American Realty Investors, Inc. shareholders' equity	97,670	89,807
Non-controlling interest	47,130	45,054
Total equity	144,800	134,861
Total liabilities and equity	$935,986	$943,322